Exhibit 10.3
HARVEST NATURAL RESOURCES
Restricted Stock Agreement
          Agreement (the “Agreement”) made at Houston, Texas, USA, as of April 14, 2008, by and between HARVEST NATURAL RESOURCES, INC. (the “Company”) and Patrick R. Oenbring (the “Grantee”).
1.	Definitions:
(a)	“AWARD” means, individually or collectively, a grant under this Agreement of Restricted Stock, subject to the terms and provisions of this Agreement.

(b)	“BOARD” OR “BOARD OF DIRECTORS” shall mean the Board of Directors of the Company.

(c)	“CODE” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(d)	“COMMITTEE” shall mean the Human Resources Committee of the Board of Directors, or, if there is no Human Resources Committee, the committee designated by the non-employee members of the Board of Directors to administer the Company’s long-term incentive plans.

(e)	“RESTRICTED STOCK” shall mean Stock which is issued pursuant to Paragraph 2. of this Agreement.

(f)	“STOCK” shall mean the common stock of the Company.

(g)	“SUBSIDIARY” shall mean any corporation or similar legal entity (other than the Company) in which the Company or a Subsidiary of the Company owns fifty percent (50%) or more of the total combined voting power of all classes of stock, or such lesser amount of ownership determined by the Committee.

(h)	“TOTAL DISABILITY” and “TOTALLY DISABLED” shall normally have such meaning as that defined under the Company’s group insurance plan covering total disability and determinations of Total Disability normally shall be made by the insurance company providing such coverage on the date on which the Grantee, whether or not eligible for benefits under such insurance plan, becomes Totally Disabled. In the absence of such insurance plan or in the event the individual is a Director or Consultant, the Committee shall make such determination.
     It is hereby agreed as follows:
2.	Grant of Stock; Consideration. The Company hereby grants (the “Grant”) the Grantee 40,000 shares of Stock of the Company’s Common Stock, par value $0.01 per share (the

“Restricted Shares”). The Grant granted hereunder is not intended to constitute “performance based compensation” as that term is used in Section 162(m) of the Code.

The Grantee shall be required to pay no consideration for the Grant, except for his agreement to serve as an employee of the Company or any Subsidiary and other agreements set forth herein.

3.	Incorporation of Agreement. Notwithstanding anything to the contrary in this Agreement, if and for so long as Grantee is subject to an employment agreement with the Company, then the terms of the employment agreement will govern the early expiration of the Grant including, without limitation, vesting and expiration dates. In the event of any conflict between the Employment agreement and this Agreement, the terms of the employment agreement shall govern.

4.	Restriction Period. Subject to all of the terms and conditions of this Agreement, including the lapse of restrictions in the event of a Change of Control, the period during which the restrictions set forth in this Agreement shall apply to the Restricted Shares shall commence on April 14, 2008 and end on April 13, 2011 (the “Restriction Period”). At the end of the Restriction Period, all restrictions under this Agreement applicable to the Restricted Stock shall lapse, and, subject to paragraph 7 of this Agreement, a stock certificate for the number of shares of Common Stock equal to the number of Restricted Shares shall be delivered to the Grantee, the Grantee’s beneficiary or the Grantee’s estate, whichever is applicable at the time of delivery.

5.	Restrictions. The Restricted Stock will be represented by a Stock certificate registered in the name of the Grantee. Such certificate, accompanied by a separate duly-endorsed stock power, shall be deposited with the Company. The Grantee shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Restricted Stock and all other stockholder’s rights, with the exception that (i) the Grantee will not be entitled to delivery of the Stock certificate during the Restriction Period, (ii) the Company will retain custody of the Restricted Stock during the Restriction Period, (iii) none of the Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restriction Period and (iv) all of the Restricted Stock shall be forfeited and all of the Grantee’s rights to such Restricted Stock shall terminate without further obligation on the part of the Company unless the Grantee remains in the continuous employ of the Company or a Subsidiary during the Restriction Period.

If, prior to the date on which the Restriction Period ends and applicable restrictions lapse, the Grantee’s employment with the Company is terminated for any reason except Total Disability, death, and layoff with benefits under a Company severance plan, any Restricted Stock shall be canceled and all rights there under shall cease. If reason for termination is Total Disability, death, or layoff with severance benefits, the Restriction Period will continue and applicable restrictions will lapse as if the Grantee had continued employment with the Company.

6.	Non-Transferability. The Grant shall not be transferable to any third party by the Grantee otherwise than by will or the laws of descent and distribution.

7.	Compliance with Laws and Regulations. The obligation of the Company to deliver Restricted Shares is conditioned upon compliance by the Grantee and by the Company with all applicable laws and regulations, including regulations of federal and state agencies. If requested by the Company, the Grantee shall provide to the Company, as a condition to the delivery of any certificates representing Restricted Shares, appropriate evidence, satisfactory in form and substance to the Company, that he is acquiring the Restricted Shares for investment and not with a view to the distribution of the Restricted Shares or any interest in the Restricted Shares, and a representation to the effect that the Grantee shall make no sale or other disposition of the Restricted Shares unless (i) the Company shall have received an opinion of counsel satisfactory to it in form and substance that such sale or other disposition may be made without compliance with registration or other applicable requirements of federal and state laws and regulations, and (ii) all steps required to comply with such laws and regulations in connection with the sale or other disposition of the Restricted Shares have been taken and all necessary approvals have been received. The certificates representing the Restricted Shares may bear an appropriate legend giving notice that the Shares have not been registered under the Securities Act of 1933 (the “Act”) and are “Restricted Securities” as that term is defined in Rule 144 under the Act and, further, giving notice of the foregoing restrictions on transfer of the Restricted Shares, and any other restrictive legend deemed necessary or appropriate by the Committee.

8.	Tax Withholding. Upon lapse of the restrictions applicable to the Restricted Stock (or if the Grantee makes the election under Section 83 (b) of the Code to be taxed immediately upon the award of such shares), the Grantee must arrange for the payment to the Company of applicable withholding taxes promptly after the Grantee has been notified of the amount due by the Company. If no election is made under Section 83 (b) of the Code, the Grantee must pay such withholding taxes or have Restricted Stock withheld to pay such withholding taxes upon the lapse of restrictions applicable to the Restricted Stock.

9.	Administration.
a.	The Committee. This Agreement shall be administered by the Committee. Subject to such approvals and other authority as the Board may reserve to itself from time to time, the Committee shall, consistent with the provisions of the Agreement, from time to time establish such rules and regulations and appoint such agents as it deems appropriate for the proper administration of this Agreement, and make such determinations under, and such interpretations of, and take such steps in connection with this Agreement as it deems necessary or advisable.

b.	Authority of the Committee. Subject to the provisions herein, the Committee shall have the full power to construe and interpret this Agreement and to amend the terms and conditions of this Agreement to the extent such terms and conditions are within the sole discretion of the Committee; provided, however, that no amendments shall, without the consent of the Grantee, alter or impact any rights or obligations under this Agreement.

c.	Decisions Binding. All determinations and decisions of the Committee as to any disputed question arising under this Agreement, including questions of construction and interpretation, shall be final, binding and conclusive upon all parties. The Grantee hereby agrees to be bound by all decisions and determinations of the Committee.
10.	Adjustment upon Changes in Stock. The number of shares granted as Restricted Stock, shall be adjusted proportionately, and any other appropriate adjustments shall be made, for any increase or decrease in the total number of issued and outstanding Stock (or change in kind) resulting from any change in the Stock through a merger, consolidation, reorganization, recapitalization, subdivision or consolidation of shares or other capital adjustment or the payment of a stock dividend or other increase or decrease (or change in kind) in such shares. In the event of any such adjustment, fractional shares shall be eliminated.

11.	Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control during the Restriction Period all restrictions imposed hereunder on such Restricted Stock shall lapse effective as of the date of the Change in Control.

For purposes of this Agreement, a “Change in Control” means the occurrence of any of the following:
a.	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a “Covered Person”) of beneficial ownership (within the meaning of rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 50 percent or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that for purposes of this subsection (i) of this Paragraph 11 the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (iii) any acquisition by any entity pursuant to a transaction which complied with clauses (i), (ii) and (iii) of subsection (c) of this Paragraph 11; or

b.	Individuals who, as of the date of this Agreement, constitute the board of directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the board of directors of the Company; provided, however, that any individual becoming a director after the date of this Agreement whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors; or

c.	The consummation of a reorganization, merger or consolidation or sale of the Company, or a disposition of at least 50 percent of the assets of the Company including goodwill (a “Business Combination”), provided, however, that for purposes of this subsection (c), a Business Combination will not constitute a change in control if the following three requirements are satisfied:
following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company’s voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of the ownership interests of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries or other affiliated entities) in substantially the same proportions as their ownership immediately prior to such Business Combination, (ii) no Covered Person (excluding any employee benefit plan [or related trust] of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50 percent or more of, respectively, the ownership interests in the entity resulting from such Business Combination, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board of directors of the Company, providing for such Business Combination. For this purpose any individual who becomes a director after the date of the Plan, and whose election or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors.
12.	Transfer of Employment. Transfer of employment between the Company and a Subsidiary shall not constitute termination of employment or service for the purpose of this Agreement. Whether any leave of absence shall constitute termination of employment for the purposes of this Agreement shall be determined in each case by the Committee.

13.	Governing Law. This Agreement shall be governed and construed in accordance with the laws of Texas, except to the extent that federal law applies.

14.	Grantee Bound by this Agreement. The Grantee hereby acknowledges receipt of this Agreement and agrees to be bound by all the terms and provisions thereof (as presently in effect or hereafter amended), and by all decisions and determinations of the Committee.

15.	Binding Effect: Integration: No Other Rights Created. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the Grant, and supersedes any prior agreements or documents with respect to the Grant. No amendment, alteration, suspension, discontinuation or termination of this Agreement which may impose any additional obligation upon the Company or impair the rights of the Grantee with respect to the Grant shall be valid unless in each instance such amendment, alteration, suspension, discontinuation or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by the Grantee. Neither this Agreement nor the grant of the Grant shall constitute an employment agreement, nor shall either confer upon the Grantee any right with respect to his continued status with the Company.

(Signature page follows)

HARVEST NATURAL RESOURCES, INC.

BY:
James A. Edmiston

TITLE:	President and CEO

GRANTEE:

Patrick R. Oenbring

DATE:

ELECTION (FOR U.S. CITIZENS ONLY):
As permitted under Section 83 (b) of the Internal Revenue Code of 1986, as amended, I intend to make the following irrevocable election:
☐	I intend to make the election permitted under Section 83 (b) of the Internal Revenue Code of 1986, as amended, to be taxed immediately on the award of the Restricted Shares. I understand the consequences and procedures for making this election, and I understand that it is my responsibility to file the election with the Internal Revenue Service.

☐	I do not intend to make the election permitted under Section 83 (b) of the Internal Revenue Code of 1986, as amended, and will be taxed upon the lapse of restrictions applicable to the Restricted Shares.

Patrick R. Oenbring